AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                     TROPICAL SPORTSWEAR INT'L CORPORATION,

                              HB ACQUISITION CORP.

                                       AND

                         DUCK HEAD APPAREL COMPANY, INC.



                            Dated as of June 26, 2001












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                                TABLE OF CONTENTS
                                                                                                                Page

Article 1. THE OFFER..............................................................................................2

   1.1   THE OFFER................................................................................................2
   1.2   TARGET ACTION............................................................................................3
   1.3   DIRECTORS................................................................................................4

Article 2. TRANSACTIONS AND TERMS OF MERGER.......................................................................5

   2.1   MERGER. ................................................................................................ 5
   2.2   TIME AND PLACE OF CLOSING................................................................................6
   2.3   EFFECTIVE TIME...........................................................................................6

Article 3. TERMS OF MERGER........................................................................................6

   3.1   CHARTER..................................................................................................6
   3.2   BYLAWS...................................................................................................6
   3.3   DIRECTORS AND OFFICERS...................................................................................6

Article 4. MANNER OF CONVERTING SHARES............................................................................7

   4.1   CONVERSION OF SHARES.....................................................................................7
   4.2   DISSENTING SHAREHOLDERS..................................................................................7
   4.3   CONVERSION OF STOCK OPTIONS..............................................................................7

Article 5. EXCHANGE OF SHARES.....................................................................................8

   5.1   EXCHANGE PROCEDURES......................................................................................8
   5.2   RIGHTS OF FORMER TARGET SHAREHOLDERS.....................................................................9

Article 6. REPRESENTATIONS AND WARRANTIES OF TARGET...............................................................9

   6.1   ORGANIZATION, STANDING, AND POWER........................................................................9
   6.2   AUTHORITY OF TARGET; NO BREACH BY AGREEMENT.............................................................10
   6.3   CAPITAL STOCK...........................................................................................10
   6.4   TARGET SUBSIDIARIES.....................................................................................11
   6.5   SEC FILINGS; FINANCIAL STATEMENTS.......................................................................12
   6.6   ABSENCE OF UNDISCLOSED LIABILITIES......................................................................12
   6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................13
   6.8   TAX MATTERS.............................................................................................13
   6.9   ASSETS..................................................................................................15
   6.10    INTELLECTUAL PROPERTY.................................................................................16
   6.11    ENVIRONMENTAL MATTERS.................................................................................16
   6.12    COMPLIANCE WITH LAWS..................................................................................17
   6.13    LABOR RELATIONS.......................................................................................18
   6.14    EMPLOYEE BENEFIT PLANS................................................................................19
   6.15    MATERIAL CONTRACTS....................................................................................22
   6.16    LEGAL PROCEEDINGS.....................................................................................22
   6.17    REPORTS...............................................................................................23
   6.18    STATEMENTS TRUE AND CORRECT...........................................................................23

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   6.19    STATE TAKEOVER LAWS...................................................................................23
   6.20    CHARTER PROVISIONS....................................................................................24
   6.21    RIGHTS AGREEMENT......................................................................................24
   6.22    OPINION OF FINANCIAL ADVISOR..........................................................................24
   6.23    BOARD RECOMMENDATION..................................................................................24
   6.24    CONSENT...............................................................................................24
   6.25    PRIVACY OF CUSTOMER INFORMATION.......................................................................25
   6.26    TENDER AND OPTION AGREEMENTS..........................................................................25

Article 7. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................25

   7.1   ORGANIZATION, STANDING AND POWER........................................................................25
   7.2   AUTHORITY; NO BREACH BY AGREEMENT.......................................................................25
   7.3   STATEMENTS TRUE AND CORRECT.............................................................................26
   7.4   AUTHORITY OF SUB........................................................................................27

Article 8. CONDUCT OF BUSINESS PENDING CONSUMMATION..............................................................27

   8.1   AFFIRMATIVE COVENANTS OF TARGET.........................................................................27
   8.2   NEGATIVE COVENANTS OF TARGET..............................................................................
   8.3   COVENANTS OF BUYER......................................................................................29
   8.4   ADVERSE CHANGES IN CONDITION............................................................................29
   8.5   REPORTS.................................................................................................30

Article 9. ADDITIONAL AGREEMENTS.................................................................................30

   9.1   SHAREHOLDER APPROVAL; PROXY STATEMENT...................................................................30
   9.2   OTHER OFFERS, ETC.......................................................................................32
   9.3   CONSENTS OF REGULATORY AUTHORITIES......................................................................33
   9.4   FILINGS WITH STATE OFFICES..............................................................................33
   9.5   AGREEMENT AS TO EFFORTS TO CONSUMMATE...................................................................33
   9.6   INVESTIGATION AND CONFIDENTIALITY.......................................................................34
   9.7   PRESS RELEASES..........................................................................................34
   9.8   STATE TAKEOVER LAWS.....................................................................................35
   9.9   CHARTER PROVISIONS......................................................................................35
   9.10    INDEMNIFICATION.......................................................................................35
   9.11    DELIVERY OF TARGET DISCLOSURE MEMORANDUM..............................................................36

Article 10. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE....................................................37

   10.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY...............................................................37

Article 11. TERMINATION..........................................................................................37

   11.1    TERMINATION...........................................................................................37
   11.2    EFFECT OF TERMINATION.................................................................................39
   11.3    NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.........................................................40

Article 12. MISCELLANEOUS........................................................................................40

   12.1    DEFINITIONS...........................................................................................40
   12.2    EXPENSES..............................................................................................48

                                       ii
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   12.3    BROKERS AND FINDERS...................................................................................50
   12.4    ENTIRE AGREEMENT......................................................................................50
   12.5    AMENDMENTS............................................................................................50
   12.6    WAIVERS...............................................................................................51
   12.7    ASSIGNMENT............................................................................................51
   12.8    NOTICES...............................................................................................52
   12.9    GOVERNING LAW.........................................................................................52
   12.10   COUNTERPARTS..........................................................................................53
   12.11   CAPTIONS; ARTICLES AND SECTIONS.......................................................................53
   12.12   INTERPRETATIONS.......................................................................................53
   12.13   ENFORCEMENT OF AGREEMENT..............................................................................53
   12.14   SEVERABILITY..........................................................................................53

ANNEX I

ANNEX II


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   EXHIBIT INDEX

Exhibit         Description                                                                                   Page
-------         -----------                                                                                   ----

Exhibit A       Tender and Option Agreement                                                                     1



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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 26, 2001, by and among Tropical Sportswear Int'l Corporation, a Florida corporation ("Buyer"), HB Acquisition Corp., a Georgia corporation ("Sub"), and Duck Head Apparel Company, Inc., a Georgia corporation ("Target").

                                    Preamble
                                    --------

         The respective Boards of Directors of Target, Sub and Buyer are of the opinion that the transactions described herein are in the best interests of each of the parties to this Agreement and their respective shareholders. Among other matters, this Agreement provides for the acquisition of Target by Buyer pursuant to the tender offer by Sub for Target Common Stock (as defined below) and the merger of Sub with and into Target. At the effective time of such merger, the outstanding shares of the capital stock of Target shall be converted into the right to receive a cash payment from Buyer or the Surviving Corporation (except as provided herein). As a result, Target shall continue to conduct its business and operations as a wholly owned subsidiary of Buyer. The transactions described in this Agreement are subject to the approvals of the shareholders of Target, and the satisfaction of certain other conditions described in this Agreement.

         In order to effect the above-described acquisition, Sub will make a cash tender offer to acquire all of the issued and outstanding shares of Target Common Stock for $4.75 per share, net to the seller in cash, subject to any required withholding taxes.

         As an inducement to Buyer to acquire Target, and as a condition to Buyer's and Sub's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Sub and certain shareholders of Target are entering into a Tender and Option Agreement in the form attached as Exhibit A (the "Tender and Option Agreement") pursuant to which such shareholders (the "Selling Shareholders") have agreed to (i) grant Sub an irrevocable option to buy their shares of Target Common Stock, (ii) tender and, in the event such irrevocable option is not theretofore exercised, sell their shares of Target Common Stock in the Offer (as defined below) and (iii) vote their shares of Target Common Stock in favor of the Merger (as defined below), in each case upon the terms and subject to the conditions set forth in the Tender and Option Agreement.

         Certain capitalized terms used in this Agreement are defined in Section
12.1 of this Agreement.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                              ARTICLE 1. THE OFFER

1.1     The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 11.1 and nothing shall have occurred or be existing (that has not been waived by Buyer) that would result in a failure to satisfy any of the conditions set forth in ANNEX I, as promptly as practicable, but in any event within ten business days after the public announcement of the execution and delivery of this Agreement, Buyer shall cause Sub to commence, and Sub shall commence an offer (the "Offer") to purchase all outstanding shares of Target Common Stock at a price of $4.75 per share, net to the seller in cash, subject to any required withholding taxes (such price, or any higher consideration paid in the Offer pursuant to the terms of this Agreement, the "Offer Price"). The Offer shall be subject, and only subject, to the condition that there shall be validly tendered pursuant to the Offer and not properly withdrawn a number of shares of Target Common Stock that, together with the shares of Target Common Stock then beneficially owned by Buyer (including any shares of Target Common Stock acquired pursuant to the Tender and Option Agreement), if any, represents at least a majority of the shares of Target Common Stock outstanding on a fully diluted basis at the time of purchase ("on a fully diluted basis" meaning the number of shares of Target Common Stock outstanding plus all shares of Target Common Stock issuable by Target pursuant to Equity Rights outstanding at that date (whether or not such Equity Rights are currently exercisable or convertible)) (the "Minimum Condition") and to the other conditions set forth in ANNEX I. The initial expiration date of the Offer shall be the later of (x) the twentieth (20th) business day following the commencement of the Offer (determined using Rule 14d-2 adopted under the Exchange Act), (y) the fifth (5th) business day following the waiver or expiration of Buyer's right to terminate the Agreement pursuant to Section 11.1(f), or (z) if prior to the date specified in clause (y) Target shall have received an Acquisition Proposal and provided notice to Buyer pursuant to Sections 9.1(b) or 9.2(a), the fifth (5th) business day following a Subsequent Determination (as defined in Section 9.1(b)). Buyer expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms or conditions of the Offer, provided that, without the prior written consent of Target, no change may be made that changes or waives the Minimum Condition, changes the form of consideration to be paid, decreases the Offer Price or the number of shares of Target Common Stock sought in the Offer, extends the Offer (except as set forth in the next two sentences) or modifies, in any manner adverse to the holders of Target Common Stock, or adds to, the conditions to the Offer set forth in ANNEX I. Notwithstanding the foregoing, Buyer may, without the consent of Target, (i) extend the Offer in increments of up to ten (10) business days each, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Target Common Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, (iii) make available a subsequent offering period (within the meaning of Rule 14d-11

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adopted under the Exchange Act) and (iv) increase the Offer Price. Buyer and Sub agree that if any of the conditions to the Offer set forth in ANNEX I (other than the conditions set forth in clause (iii)(B) or clause (iii)(E) of ANNEX I) are not satisfied on the initial expiration date of the Offer or such subsequent expiration dates, then if all such conditions are capable of being satisfied prior to November 1, 2001, Buyer shall cause Sub to extend the Offer from time to time (each such individual extension not to exceed ten (10) business days after the previously scheduled expiration date) until such conditions are satisfied or waived; provided that Sub shall not be required to extend the Offer beyond November 1, 2001. Subject to the foregoing and to the conditions set forth in ANNEX I and the other terms and conditions of the Offer, Buyer shall cause Sub to, and Sub shall, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all shares of Target Common Stock validly tendered and not properly withdrawn pursuant to the Offer.

     (b) As soon as practicable on the date of commencement of the Offer, Buyer shall file with the SEC a Statement on Schedule TO with respect to the Offer (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Buyer and Target each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Sub agrees to take all steps necessary to cause the Offer Documents and any corrected Offer Document to be filed with the SEC and to be disseminated to holders of shares of Target Common Stock, in each case as and to the extent required by applicable federal securities Laws. Target and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any corrected Offer Document prior to their being filed with the SEC or disseminated to the holders of shares of Target Common Stock. Buyer and Sub shall provide the Target and its counsel with a copy of any written comments or telephonic notification of any verbal comments Buyer or Sub may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide the Target and its counsel with a copy of any written responses and telephonic notification of any verbal response of Buyer, Sub or their counsel. In the event that the Offer is terminated or withdrawn by Sub, Buyer and Sub shall cause all tendered Target Common Stock to be returned promptly to the registered holders of the Target Common Stock represented by the certificate or certificates surrendered to Sub.

1.2      Target Action.

(a) Target hereby approves of, and consents to, the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Tender and Option Agreements and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to, and in the best interests of, Target's shareholders,
(ii) adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the GBCC and such adoption constitutes approval of the Offer, the Merger, this Agreement and the transactions contemplated hereby for purposes of Section 14-2-1131 through 14-2-1133 of the GBCC, (iii) resolved (subject to Sections 9.1(b) and 9.2) to recommend acceptance of the Offer and approval of this Agreement and the Merger by its shareholders. Target further represents that Kurt Salmon Associates Capital Advisors ("Target Financial Advisor") has delivered to Target's Board of Directors its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of shares of Target Common Stock from a financial point of view. Target will promptly furnish Buyer with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Target Common Stock and lists of securities positions of shares of Target Common Stock held in stock depositories, in each case true and correct as of the most recent

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practicable  date,  and  will  provide  to  Buyer  such  additional  information
(including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Buyer may reasonably request in connection with the Offer. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Buyer, its Affiliates, agents and advisors shall hold in confidence the information contained in any such lists, labels, listings or files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated shall comply with Section 9.6(b) with respect to all such information.

     (b) As soon as practicable after the time that the Offer is commenced (subject to Sections 9.1(b) and 9.2), Target shall file with the SEC and disseminate to holders of shares of Target Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that shall reflect the recommendations of the Board of Directors of Target described above. Target, Sub and Buyer each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. Target agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Target Common Stock, in each case as and to the extent required by applicable federal securities Laws. Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC or dissemination to holders of shares of Target Common Stock. Target shall provide the Buyer and its counsel with a copy of any written comments or telephonic notification of any verbal comments Target may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof and will provide the Buyer and its counsel with a copy of any written responses and telephonic notification of any verbal response of Target or its counsel.

1.3      Directors.

     (a) Effective upon the acceptance for payment pursuant to the Offer of a number of shares of Target Common Stock that satisfies the Minimum Condition, Buyer shall be entitled to designate that number of directors, rounded up to the nearest whole number, on the Board of Directors of Target equal to the product of (i) the total number of directors on the Board of Directors of Target and
(ii) the percentage that the number of shares of Target Common Stock beneficially owned by Buyer bears to the total number of shares of Target Common Stock outstanding, and Target shall take all action necessary to cause Buyer's designees to be elected or appointed to the Board of Directors of Target, including increasing the number of directors and seeking and accepting resignations of incumbent directors. At such time, Target will also, upon the request of Buyer, use all commercially reasonable efforts to cause individuals designated by Buyer to constitute that number of members, rounded up to the nearest whole number, on (i) each committee of the Board of Directors of Target (some of whom may be required to be independent as required by applicable law or the rules of AMEX) and (ii) each board of directors of each subsidiary of Target (and each committee thereof), that represents the same percentage as the number of Buyer designated directors represent on the Board of Directors of Target. Notwithstanding the foregoing, Buyer and Target shall use their reasonable efforts to ensure that at least two members of the Board of Directors of Target as of the date hereof who are not employees of Target (the "Continuing Directors") shall remain members of the Board of Directors of Target until the Effective Time, provided that if the number of Continuing Directors shall be

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reduced below two for any reason whatsoever,  the remaining  Continuing Director shall be entitled to designate a person to fill such vacancy who shall be deemed to be a Continuing Director for purposes of this Agreement or, if no Continuing Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be shareholders, Affiliates or associates of Buyer or Sub and such persons shall be deemed to be Continuing Directors for purposes of this Agreement.

     (b) Target's obligations to appoint Buyer's designees to Target's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 adopted thereunder. Target shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to Target and its officers and directors, as such Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Buyer shall supply to Target in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Following the election or appointment of Buyer's designees pursuant to Section 1.3(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of Target's Board of Directors and no other action on the part of Target, including any action by any other director of Target, shall be required to authorize) any termination of this Agreement by Target pursuant to Section 11.1(a), any amendment of this Agreement requiring action by Target's Board of Directors, any amendment of the Articles of Incorporation or Bylaws of Target, any consent of Target pursuant to Section 8.3, any extension of time for performance of any obligation or action hereunder by Buyer or Sub, and any waiver of compliance with or amendment of any of the agreements or conditions contained herein for the benefit of Target or the holders of Target Common Stock.

     (c) The Parties hereby agree that appointment or election of Buyer's designees to Target's Board of Directors contemplated in Section 1.3(b) of this Agreement shall constitute a "Change in Control" as such term is defined in and for purposes of each of the Severance Protection Agreements dated November 3, 2000 by and between Target and each of K. Scott Grassmyer, Michael H. Prendergast, William V. Roberti, Charles Mason, Gwen Venable, Henry Greene, Cathy Morris, Doug Johnston, Barbara McGee, Howard Head, John Wiethorn and Richard Troxell.

                  ARTICLE 2. TRANSACTIONS AND TERMS OF MERGER

2.1      Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time, Sub shall be merged with and into Target in accordance with the provisions of Section 14-2-1101 or 14-2-1104 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). Target shall be the Surviving Corporation resulting from the Merger and become a wholly owned Subsidiary of Buyer and shall continue to be governed by the Laws of the State of Georgia.

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

2.2      Time and Place of Closing.

         The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second business day after satisfaction or waiver of all of the conditions set forth in ARTICLE 10. , at the offices of Alston & Bird, LLP, 1201 West Peachtree Street, Atlanta, Georgia. At the Closing, Buyer shall cause the Surviving Corporation to have sufficient funds to deposit, and shall cause the Surviving Corporation to deposit in trust with the Exchange Agent, cash in the aggregate amount payable in the Merger to the holders of the Target Common Stock. No loss on any investment of such funds shall relieve Buyer or the Surviving Corporation of its obligation to pay the Cash Payment.

2.3      Effective Time.

         Buyer, Sub and Target will cause Articles of Merger to be executed and filed on the Closing Date (or on such other date as Buyer and the Continuing Directors of Target may agree) with the Secretary of State of Georgia as provided in the GBCC. The Merger shall become effective on the Closing Date at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time").

                           ARTICLE 3. TERMS OF MERGER

3.1      Charter.

         The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

3.2      Bylaws.

         The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

3.3      Directors and Officers.

         The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

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                     ARTICLE 4. MANNER OF CONVERTING SHARES

4.1      Conversion of Shares.

         Subject to the provisions of this ARTICLE 4. , at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Target, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time as shares of the Surviving Corporation.

     (b) Each share of Target Common Stock, excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in
Section 4.2, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Buyer a cash payment in the amount of the Offer Price (less any required withholding of Taxes, the "Cash Payment").

4.2       Dissenting Shareholders.

         Any holder of shares of Target Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Sections 14-2-1301 et seq. of the GBCC shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Target the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Target fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, Buyer or the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Target Common Stock is entitled under this ARTICLE 4. (without interest) upon surrender by such holder of the certificate or certificates representing the shares of Target Common Stock held by such holder. If and to the extent required by applicable Law, the Surviving Corporation will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

4.3       Conversion of Stock Options.

         As compensation for services rendered to Target, at the Effective Time, each option or other Equity Right to purchase shares of Target Common Stock pursuant to stock options or incentive stock awards ("Target Options") granted by Target under the Target Stock Plans and outstanding at the Effective Time, whether or not exercisable, shall be canceled in exchange for a cash payment by the Surviving Corporation for each share of Target Common Stock subject to such Target Option ("Option Settlement Payment") equal to the amount, if any, by which the Cash Payment exceeds the exercise price per share pursuant to which the holder of such Target Option may purchase the shares of Target Common Stock to which such Target Option relates. At the Effective Time, each such Target Option shall no longer represent the right to purchase shares of Target Common Stock, but in lieu thereof shall represent only the nontransferable right to receive the Option Settlement Payment.

                         ARTICLE 5. EXCHANGE OF SHARES

5.1      Exchange Procedures.

     (a) Promptly after the Effective Time, Buyer and Target shall cause the transfer agent or another exchange agent reasonably selected by Buyer (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of Target Common Stock immediately prior to the Effective Time (the "Certificates"), appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Target Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Target Common Stock represented by Certificates that is not registered in the transfer records of Target, Cash Payment may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the Cash Payment. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the Cash Payment.

     (b) After the Effective Time, each holder of shares of Target Common Stock (other than shares as to which statutory dissenters' rights have been perfected as provided in Section 4.2) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly receive the Cash Payment in exchange for such shares. Buyer shall not be obligated to deliver the consideration to which any former holder of Target Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 5.1.

     (c) Each of Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be.

     (d) Any other provision of this Agreement notwithstanding, none of Buyer, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Target Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

5.2      Rights of Former Target Shareholders.

         At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 5.1, each Certificate theretofore representing shares of Target Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 4.1 and 4.3 (or, if applicable, Section 4.2) in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Target in respect of such shares of Target Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.

              ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF TARGET

         Target hereby represents and warrants to Buyer and Sub as follows:

6.1      Organization, Standing, and Power.

         Target is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. The minute book and other organizational documents for Target have been made available to Buyer for its review and, except as disclosed in
Section 6.1 of the Target Disclosure Memorandum, are true and complete in all material respects as in effect on the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors (including any committees of the Board of Directors) and shareholders thereof.

6.2      Authority of Target; No Breach By Agreement.

     (a) Target has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement, and, with respect to the Merger, upon the approval of this Agreement and the Merger by Target's shareholders in accordance with this Agreement and Georgia law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Target Common Stock as contemplated by Section 9.1, which is the only shareholder vote that is required for approval of this Agreement and consummation of the Merger by Target. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Target's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Target Subsidiary or any resolution adopted by the board of directors or the shareholders of any Target Entity, or (ii) except as disclosed in Section 6.2 of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Entity under, any Contract or Permit of any Target Entity or, (iii) subject to receipt of the requisite Consents referred to in Sections 10.1(a) and 10.1(b) and clause (iii)(G) of Annex I, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Target Entity or any of their respective material Assets (including any Buyer Entity or any Target Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any Buyer Entity or any Target Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and the rules of AMEX, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Target of the Merger and the other transactions contemplated in this Agreement.

6.3      Capital Stock.

     (a) The authorized capital stock of Target consists of (i) 9,000,000 shares of Target Common Stock, of which 2,855,438 shares are issued and outstanding as of the date of this Agreement and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding. All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past shareholders of Target.

     (b) Except as set forth in Section 6.3(a), as disclosed in Section 6.3(b) of the Target Disclosure Memorandum and for the Tender and Option Agreements, there are no shares of capital stock or other equity securities of Target outstanding and no outstanding Equity Rights relating to the capital stock of Target. Except as specifically contemplated by this Agreement or as disclosed in
Section 6.3(b) of the Target Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Target.

6.4      Target Subsidiaries.

         Target has disclosed in Section 6.4 of the Target Disclosure Memorandum each of the Target Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Target Subsidiaries that is a general or limited partnership, limited liability company or other non-corporate entity (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Target Disclosure Memorandum, Target or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary. No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity). There are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary. All of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid and nonassessable and are owned by the Target Entity (except as disclosed in Section 6.4 of the Target Disclosure Memorandum) free and clear of any Lien. Except as disclosed in Section 6.4 of the Target Disclosure
Memorandum, each Target Subsidiary is a corporation and is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. The minute book and other organizational documents for each Target Subsidiary have been made available to Buyer for its review, and, except as disclosed in Section 6.4 of the Target

Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.5      SEC Filings; Financial Statements.

     (a) Target has timely filed all SEC Documents required to be filed by Target since the date that it was first required to file SEC Documents (the "Target SEC Reports"). The Target SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading. No Target Subsidiary is required to file any SEC Documents.

     (b) Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. In addition, the unaudited consolidated balance sheet of Target as of June 2, 2001 (the "June 2 Balance Sheet") and the consolidated statements of income and cash flows for the eleven (11) months then ended were prepared in accordance with GAAP (except for the absence of notes) applied on a consistent basis with the Target Financial Statements and fairly present in all material respects the consolidated financial position of Target and its Subsidiaries as of June 2, 2001 and the consolidated results of operations and cash flows for the eleven (11) months then ended, except that such financial statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount or effect.

6.6      Absence of Undisclosed Liabilities.

         Except as set forth on Section 6.6 of the Target Disclosure Memorandum, no Target Entity has any Liability that is reasonably likely to have an individual effect of $50,000 or more or an aggregate effect with all other Liabilities of $250,000 or more, except Liabilities that are accrued or reserved against in the June 2 Balance Sheet. Except as set forth on Section 6.6 of the Target Disclosure Memorandum, no Target Entity has incurred or paid any Liability since June 2, 2001, except for any Liability incurred or paid in the ordinary course of business consistent with past business practice and that is not reasonably likely to have an individual effect of $50,000 or more or an aggregate effect with all other Liabilities of $250,000 or more. Except as disclosed in Section 6.6 of the Target Disclosure Memorandum, no Target Entity is directly or indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person.

6.7      Absence of Certain Changes or Events.

         Since June 2, 2001, except as disclosed in the June 2 Balance Sheet delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Target Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, and (ii) none of the Target Entities have taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Target provided in ARTICLE 8. .

6.8      Tax Matters.

     (a) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, all Target Entities have timely filed (taking into account extensions) with the appropriate Taxing Authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities is currently the beneficiary of any extension of time within which to file any Tax Return. Except as disclosed in
Section 6.8 of the Target Disclosure Memorandum, all Taxes of the Target Entities (whether or not shown on any Tax Return) have been fully and timely paid. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, there are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Target Entities. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, no claim has ever been made by an authority in a jurisdiction where any Target Entity does not file a Tax Return that such Target Entity may be subject to Taxes by that jurisdiction.

     (b) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any Target Entity or the assets of any Target Entity. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, no officer or employee responsible for Tax matters of any Target Entity expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

     (c) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, each Target Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

     (d) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, the unpaid Taxes of each Target Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Target Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Target Entities in filing their Tax Returns.

     (e) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities is a party to any Tax allocation or sharing agreement and none of the Target Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Target is parent), or as a transferee or successor, by contract or otherwise.

     (f) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, during the five year period ending on the date hereof, none of the Target Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

     (g) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, Target has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, none of the Target Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, the net operating losses of the Target Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Internal Revenue Code or any other provisions of the Internal Revenue Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the Offer or the other transactions contemplated by this Agreement.

     (h) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, each of the Target Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (i) Except as disclosed in Section 6.8 of the Target Disclosure Memorandum, no Target Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

6.9      Assets.

     (a) Except as disclosed in Section 6.9 of the Target Disclosure Memorandum or as disclosed or reserved against in the June 2 Balance Sheet, the Target Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Target Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Target's past practices.

     (b) All items of inventory of the Target Entities reflected on the June 2 Balance Sheet consisted, and all items of inventory of the Target Entities at the Effective Time will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Target Entities are a part.

     (c) Except as disclosed in Section 6.9 of the Target Disclosure Memorandum, the accounts receivable of the Target Entities as set forth on the June 2
Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the June 2 Balance Sheet, the recorded allowance for collection losses on such balance sheet and, in the case of accounts receivable arising since the date thereof, less the allowance for collection losses recorded on the books of Target. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

     (d) All Assets which are material to Target's business on a consolidated basis, held under leases or subleases by any of the Target Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (e) The Target  Entities  currently  maintain  the  insurance  set forth on
Section 6.9 of the Target Disclosure Memorandum. None of the Target Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 6.9(e) of the Target Disclosure
Memorandum, there are presently no claims for amounts exceeding in any individual case $5,000 or exceeding $20,000 in the aggregate pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Target Entity under such policies.

     (f) The Assets of the Target Entities include all Assets required to operate the business of the Target Entities as presently conducted.

6.10     Intellectual Property.

         Except  as  set  forth  in  Section  6.10  of  the  Target   Disclosure
Memorandum, each Target Entity owns or has a license to use all of the Intellectual Property used by such Target Entity in the course of its business, including sufficient rights in each copy possessed by each Target Entity. Each Target Entity is the owner of or has a license, with the right to sublicense or convey, as the case may be, any Intellectual Property sold or licensed to a third party by such Target Entity in connection with such Target Entity's business operations. No Target Entity is in Default under any of its
Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Target threatened, which challenge the rights of any Target Entity with respect to Intellectual Property used, sold or licensed by such Target Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Target Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.10 of the Target Disclosure Memorandum, no Target Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. No officer, director, or employee of any Target Entity has any interest in any Intellectual Property of a Target Entity or any trade secrets, proprietary data, customer information, or other business information of a Target Entity, and no such officer, director or employee is party to any Contract with any Person other than a Target Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Target Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Target Entity that in any way interferes with the performance by such Person of his or her duties to any Target Entity. Except as disclosed in Section 6.10 of the Target Disclosure Memorandum, no officer, director or employee of any Target Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Target Entity.

6.11     Environmental Matters.

     (a)  Except  as  disclosed  in  Section  6.11  of  the  Target   Disclosure
Memorandum, each Target Entity, its Participation Facilities and its Operating Properties are, and have been, in compliance with all Environmental Laws.

     (b) Except as disclosed in Section 6.11 of the Target Disclosure Memorandum, there is no Litigation pending or, to the Knowledge of Target, threatened before any court, governmental agency or authority or other forum in which any Target Entity or any of its Operating Properties or Participation Facilities (or Target in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased or operated by any Target Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

     (c) Except as disclosed in Section 6.11(c) of the Target Disclosure Memorandum, during the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of any Participation Facility, or (iii) any Target Entity's holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of any Participation Facility, or (iii) any Target Entity's holding of a security interest in any Operating Property, to the Knowledge of Target, there were no releases, discharges, spillages or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

6.12     Compliance with Laws.

         Each Target Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, and there has occurred no Default under any such Permit. Except as disclosed in Section 6.12 of the Target Disclosure Memorandum, none of the Target Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Order, or Permits applicable to its business or employees conducting its business; or

     (c) since January 1, 1996, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Target Entity is not, or may not be, in compliance with any Laws or Orders, (ii) threatening to revoke any Permits, or (iii) requiring any Target Entity to enter into or consent to the issuance of a cease and desist order, injunction formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices, its management or the payment of dividends; or

     (d) has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Target Entity; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Target Entity; and no Target Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in Section 6.12 of the Target Disclosure Memorandum, none of any Target Entity's employees has suffered an "employment loss" (as defined in the WARN Act) since six months prior to the Closing Date.

         Section 6.12 of the Target Disclosure Memorandum contains a list of all independent contractors of each Target Entity (separately listed by Target Entity) and each such Person meets the standards under all Laws (including Treasury Regulations under the Internal Revenue Code and federal and state labor and employment Laws) as independent contractors and no such Person is an employee of any Target Entity under any applicable Law. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Buyer.

6.13     Labor Relations.

     (a) Except as set forth in Section 6.13(a) of the Target Disclosure Memorandum, no Target Entity is the subject of any Litigation asserting that it or any other Target Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Target Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Target's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any Target Entity pending or to the Knowledge of Target threatened and there has been no such actions or disputes in the past five years. To the Knowledge of Target, in the past five years, there has not been any attempt by any Target Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Target Entity. Except as disclosed in Section 6.13 of the Target Disclosure Memorandum, the employment of each employee and the engagement of each independent contractor of each Target Entity is terminable at will by the relevant Target Entity without any penalty, liability or severance obligation incurred by any Target Entity. Except as disclosed in Section 6.13 of the Target Disclosure Memorandum, no Target Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, including any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations.

     (b) All of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other U.S. immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

6.14     Employee Benefit Plans

     (a) Target has disclosed in Section 6.14 of the Target Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan for which the present value of all vested and non-vested benefits associated with such Employee Benefit Plan is more than $5,000 and currently adopted, maintained by, sponsored in whole or in part by or contributed to by any Target Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Target Benefit Plans") and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which the Target Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Target Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Target ERISA Plan." Each Target ERISA Plan which is also a "defined benefit plan" (as defined in Internal Revenue Code Section 414(j)) is referred to herein as a "Target Pension Plan."

     (b) Target has delivered to Buyer prior to the execution of this  Agreement
(i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the United States Internal Revenue Service ("IRS"), the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years with respect to any Target Benefit Plans, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings) with respect to any Target Benefit Plans, (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto for all Target ERISA plans.

     (c) Each Target Benefit Plan is in compliance with the terms of such Target Benefit Plan, in material compliance with the applicable requirements of the Internal Revenue Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each Target ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS that is still in effect and applies to the Target ERISA Plan as amended and as administered or, within the time permitted under Internal Revenue Code Section 401(b), has timely applied for a favorable determination letter which when issued will apply retroactively to the Target ERISA Plan as amended and as administered. Target is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Target has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any Target Benefit Plan with applicable Laws. No Target Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with applicable Laws.

     (d) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of the Target which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither the Target nor any administrator or fiduciary of any Target Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject the Target or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the Target Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Target Benefit Plan.

     (e) All Target Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Target Benefit Plans are correct and complete, have been timely filed with the IRS, the DOL or distributed to participants of the Target Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

     (f) No "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Internal Revenue Code Section 4975(e)(2)) of any Target Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Internal Revenue Code Section 4975(c) or ERISA Section 406) that could reasonably result in Liability being incurred by Target or its ERISA Affiliates.

     (g) For any Target Pension Plan, the fair market value of such Target Pension Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Target Pension Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Internal Revenue Code
Section 411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such employee pension benefit plan and all "benefit liabilities" as defined in ERISA Section 4001(a)(16). Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of the Target Pension Plan, (ii) no change in the actuarial assumptions with respect to any Target Pension Plan, and (iii) no increase in benefits under any Target Pension Plan as a result of Target Pension Plan amendments or changes in any applicable Law which is reasonably likely to have, individually or in the aggregate, a material adverse effect on the funding status of such Target Pension Plan. All contributions with respect to an Employee Benefit Plan of Target, or any of its ERISA Affiliates that is subject to Internal Revenue Code
Section 412 or ERISA Section 302 have or will be timely made and, with respect to any such Employee Benefit Plan, there is no Lien nor is there expected to be a Lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Target Pension Plan has a "liquidity shortfall" as defined in Internal Revenue Code Section 412(m)(5). Neither Target nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Internal Revenue Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006 have been timely paid by Target and by its ERISA Affiliates.

     (h) No Liability under Title IV of ERISA has been or is expected to be incurred by Target or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by Target or its ERISA Affiliates with respect to any ongoing, frozen or terminated single-employer plan of Target or the single-employer plan of any ERISA Affiliate. There has been no "reportable event," within the meaning of ERISA
Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of Target or of an ERISA Affiliate.

     (i) Except as disclosed in Section 6.14 of the Target Disclosure Memorandum, no Target Entity has any Liability for retiree health and life benefits under any of the Target Benefit Plans and there are no restrictions on the rights of such Target Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Target Benefit Plan and no circumstance exists which could reasonably give rise to such Taxes.

     (j) Except as disclosed in Section 6.14 of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Target Entity from any Target Entity under any Target Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Target Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Internal Revenue Code Section 412 or ERISA Section 302, have been fully reflected on the June 2 Balance Sheet to the extent required by and in accordance with GAAP.

     (l) All individuals who render services to any Target Entity and who are authorized to participate in a Target Benefit Plan pursuant to the terms of such Target Benefit Plan are in fact eligible to and authorized to participate in such Target Benefit Plan. With respect to tax qualified Target Benefit Plans whose tax qualification is dependant on restricting participation solely to common-law employees, all individuals participating in (or eligible to participate in) any Target Benefit Plan are common-law employees of a Target Entity.

     (m) On or after September 26, 1980, neither the Target nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

6.15      Material Contracts.

         Except as disclosed in Section 6.15 of the Target Disclosure Memorandum or otherwise reflected in the Target Financial Statements, or filed as an exhibit to any SEC Document filed by any Target Entity, none of the Target Entities, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $5,000,
(ii) any Contract relating to the borrowing of money by any Target Entity or the guarantee by any Target Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Target Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Target Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication or other technical services to or by any Target Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $5,000 or involving payments in the aggregate not in excess of $25,000), (viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Target with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 6.10 and 6.14(a), the "Target Contracts"). With respect to each Target Contract and except as disclosed in Section 6.15 of the Target Disclosure Memorandum: (i) the Contract is in full force and effect, (ii) no Target Entity is in Default thereunder,
(iii) no Target Entity has repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the Knowledge of Target, in Default in any respect or has repudiated or waived any material provision thereunder. Except as disclosed in Section 6.15 of the Target Disclosure Memorandum, all of the indebtedness of any Target Entity for money borrowed is prepayable at any time by such Target Entity without penalty or premium.

6.16     Legal Proceedings.

         Except as disclosed in Section 6.16 of the Target Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Target, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against any Target Entity, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of any Target Entity, or against any Asset interest, or right of any of them, nor are there any Orders outstanding against any Target Entity. Section 6.16 of the Target Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Target Entity is a party and which names a Target Entity as a defendant or cross-defendant or for which any Target Entity has any potential Liability. Section 6.16 of the Target Disclosure Memorandum contains a summary of all Orders to which any Target Entity is subject.

6.17     Reports.

         Since January 1, 1998, or the date of organization if later, each Target Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.18     Statements True and Correct.

     (a) No statement, certificate, instrument, or other writing furnished or to be furnished by any Target Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information supplied or to be supplied by any Target Entity or any Affiliate thereof for inclusion in the proxy statement to be mailed to Target's shareholders in connection with the Shareholders' Meetings pursuant to
Section 9.1, and any other documents to be filed by a Target Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the proxy statement, when first mailed to the shareholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the proxy statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

     (c) All documents that any Target Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.19     State Takeover Laws.

         Each Target Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws of their jurisdiction of incorporation, including Sections 14-2-1131 through 14-2-1133 of the GBCC (collectively, "Takeover Laws").

6.20     Charter Provisions.

         Each Target Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Target Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Target Entity that may be directly or indirectly acquired or controlled by them.

6.21     Rights Agreement.

         Target has permanently terminated the Target Rights Agreement; accordingly, the entering into of this Agreement, the acquisition of shares pursuant to the Offer, the acquisition of shares pursuant to, or other exercise of rights under, the Tender and Option Agreement and the consummation of the Merger and the Offer and the other transactions contemplated hereby do not and will not result in any Person becoming able to exercise any Target Rights under the Target Rights Agreement. No Target Rights are attached to the shares of Target Common Stock or are otherwise extant.

6.22     Opinion of Financial Advisor.

         Target has received the oral opinion of Target Financial Advisor, (and no later than five days after the date of this Agreement will receive the written opinion of Target Financial Advisor, dated the date of this Agreement) to the effect that the consideration to be received in the Merger by the holders of Target Common Stock is fair, from a financial point of view, to such holders, a signed copy of which will be delivered to Buyer no later than five days after the date of this Agreement.

6.23     Board Recommendation.

         The Board of Directors of Target, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Tender and Option Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Target Common Stock approve this Agreement.

6.24     Consent.

         Target hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors of Target described in Section 9.1, and Target Financial Advisor has consented to the inclusion of its opinion in
Schedule 14D-9 so long as such inclusion is in form and substance satisfactory to Target Financial Advisor.

6.25     Privacy of Customer Information.

     (a) Target is the sole owner of all individually identifiable personal information ("IIPI") relating to customers, former customers, prospective customers, consumers, former consumers, prospective consumers, employees, former employees or prospective employees that will be transferred to the Surviving Corporation pursuant to this Agreement. For purposes of this Agreement, "IIPI" shall mean any information relating to an identified or identifiable natural person.

     (b) Target's collection and use of such IIPI and the retention and use of such IIPI by the Surviving Corporation as contemplated by this Agreement complies with Target's privacy policy and all applicable state, federal and foreign policy Laws and any Contract or industry standard relating to privacy.

6.26     Tender and Option Agreements.

         Each of the directors of Target has executed and delivered to Sub the Tender and Option Agreements.

               ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Sub hereby represent and warrant to Target as follows:

7.1      Organization, Standing and Power.

         Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

7.2      Authority; No Breach By Agreement.

     (a) Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Offer and the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, and this Agreement represents a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's Certificate of Incorporation or Bylaws, or

(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or, (iii) subject to receipt of the following requisite Consents, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Target Entity being reassessed or revalued by any Taxing authority): (A) Consent under the Loan and Security Agreement, as amended, by and among Buyer, Fleet Capital Corporation, as agent, and the Lenders thereunder, dated June 10, 1998 and (B) Consent under the Loan Agreement, as amended, by and between Buyer and Bank of America, N.A., dated May 28, 1999.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the AMEX, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement.

7.3      Statements True and Correct.

     (a) No statement, certificate, instrument or other writing furnished or to be furnished by any Buyer Entity or any Affiliate thereof to Target pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Target's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Buyer Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Offer Documents or the Proxy Statement, when first mailed to the shareholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Offer Documents or any amendment or supplement thereto, at any time the Offer is outstanding, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of any proxy for the Shareholders' Meetings (as applicable).

     (c) All documents that any Buyer Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

7.4      Authority of Sub.

         Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly owned Subsidiary of Buyer. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and is owned by Buyer free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms. Buyer, as the sole shareholder of Sub, has voted the shares of Sub Common Stock in favor of approval of the Offer, the Merger and this Agreement, as and to the extent required by applicable Law.

              ARTICLE 8. CONDUCT OF BUSINESS PENDING CONSUMMATION

8.1      Affirmative Covenants of Target.

         From the date of this Agreement until the earlier of (i) the election to Target's Board of Directors of Buyer's designees pursuant to Section 1.3(a),
(ii) the Effective Time, or (iii) the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Target shall, and shall cause each of its Subsidiaries to, (a) operate its business only in the usual, regular and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 10.1(b), or
(ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

8.2      Negative Covenants of Target.

         From the date of this Agreement until the earlier of (i) the election to Target's Board of Directors of Buyer's designees pursuant to Section 1.3(a),
(ii) the Effective Time, or (iii) the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Target Entity; or

     (b) incur any additional debt obligation or other obligation for borrowed money or impose, or suffer the imposition, on any Asset of any Target Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Target Disclosure Memorandum); or

     (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Target Entity, or declare or pay any dividend or make any other distribution in respect of Target's capital stock; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 8.2 of the Target Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of any Target Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any Target Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Target Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Target Entity) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Target Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any Target Entity, except in accordance with past practice disclosed in Section 8.2 of the Target Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 8.2 of the Target Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Target Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Target Entity except in accordance with past practice disclosed in Section 8.2 of the Target Disclosure Memorandum; or waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Equity Rights or restricted stock, or reprice Equity Rights granted under the Target Stock Plan or authorize cash payments in exchange for any Equity Rights; or

     (h) enter into or amend any employment Contract between any Target Entity and any Person (unless such amendment is required by Law) that the Target Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any Target Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Target Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation, other than in accordance with past practice, or settle any Litigation involving any Liability of any Target Entity for material money damages or restrictions upon the operations of any Target Entity; or

     (l) enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

8.3      Covenants of Buyer.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Target shall have been obtained, and except as otherwise expressly contemplated herein, Buyer covenants and agrees that it shall take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 10.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Buyer Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Buyer, desirable in the conduct of the business of Buyer and its Subsidiaries.

8.4      Adverse Changes in Condition.

         Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

8.5      Reports.

         Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports. In addition, until the Effective Time, Target shall prepare and deliver to Buyer and Sub on or before the twelfth (12th )
(fourteenth (14th) in the case of the fiscal month ending June 30, 2001) calendar day following the end of each fiscal month an unaudited consolidated balance sheet as of the end of each such month and unaudited consolidated statements of income and cash flows for each such month then ended, each prepared in accordance with GAAP applied on a consistent basis with the Target Financial Statements throughout the periods involved, subject to normal recurring year-end adjustments that are not expected to be material in amount or effect.

                        ARTICLE 9. ADDITIONAL AGREEMENTS

9.1      Shareholder Approval; Proxy Statement.

     (a) Unless the GBCC does not require a vote of the shareholders of the Target for consummation of the Merger, Target shall duly call, give notice of, convene and hold a Shareholders' Meeting, to be held as soon as reasonably practicable after consummation of the Offer on a date reasonably acceptable to Buyer, for the purpose of voting upon approval and adoption of this Agreement ("Target Shareholder Approval") and such other related matters as it deems appropriate and shall, subject to the provisions of Section 9.1(b), through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and use its reasonable efforts to obtain the Target Shareholder Approval. In connection with the Target Shareholder Approval and the Shareholders' Meeting, Target shall prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement and Target shall use its best efforts to obtain and furnish the information required by the SEC to be included in such proxy statement and, after consultation with Buyer, to respond promptly to any comments made by the SEC with respect to such proxy statement, including any amendment or supplement thereto, to be mailed to its shareholders, provided that no amendment or supplement to such proxy statement will be made by Target without consultation with Buyer and its counsel. Target, subject to Sections 9.1(b) and 9.2, shall use its best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Buyer, advisable to secure any vote or consent of shareholders required by the GBCC to effect the Merger. Buyer will promptly provide Target with and shall be responsible for the information concerning Buyer and Sub required to be included in the proxy statement. If after consummation of the Offer, Buyer, Sub or any other subsidiary of Buyer shall directly or indirectly beneficially own at least 90% of the outstanding shares of Target Common Stock, the parties hereto agree to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Target Common Stock pursuant to the Offer without a meeting of shareholders of Target in accordance with Section 14-2-1104 of the GBCC. To the extent permitted by law, Buyer and Sub each agree to vote all Target Common Stock beneficially owned by it in favor of approval and adoption of this Agreement.

     (b) Neither the Board of Directors of Target nor any committee thereof shall (i) except as expressly permitted by this Section 9.1(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii) except as expressly permitted by this Section 9.1(b), approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Target to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, after the expiration or waiver of Buyer's right to terminate this Agreement pursuant to Section 11.1(f), but prior to the time of acceptance for payment of shares of Target Common Stock pursuant to the Offer, the Board of Directors of Target determines in good faith, after it has received a Superior Proposal and after receipt of advice from outside counsel, that the failure to do so would result in a breach of its fiduciary duties to Target shareholders under applicable Law, the Board of Directors of Target may (subject to this and the following sentences) inform Target shareholders that it no longer believes that the Offer and the Merger is advisable and no longer recommends approval and may (subject to this and the following sentences) approve or recommend a Superior Proposal (and in connection therewith withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger) (a "Subsequent Determination"), but only at a time that is after the second (2nd) business day following Buyer's receipt of written notice advising Buyer that the Board of Directors of Target has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, Target shall provide two (2) business days to Buyer to make such adjustments in the terms and conditions of this Agreement as would enable Target to proceed with its recommendation to its shareholders without a Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. Notwithstanding any other provision of this Agreement, except to the extent prohibited by Georgia law in the written opinion of counsel to Target, which shall be reasonably acceptable to Buyer, Target shall submit this Agreement to its shareholders at its Shareholders' Meeting even if the Board of Directors of Target determines at any time after the date hereof that it is no longer advisable or recommends that Target shareholders reject it.

9.2      Other Offers, Etc.

     (a) No Target Entity shall, nor shall it authorize or permit any of its Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or "Group" (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal,
(iii) subject to Sections 9.1(b) and 9.2(d), approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction; provided however, that, after the expiration or waiver of Buyer's right to terminate this Agreement pursuant to Section 11.1(f), this Section 9.2(a) shall not prohibit a Target Entity from furnishing nonpublic information regarding any Target Entity to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if (A) no Target Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 9.2, (B) the Board of Directors of Target determines in its good faith judgment (based on, among other things, the advice of Target Financial Advisor or any other financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of Target concludes in good faith, after consultation with and the receipt of advice from its outside legal counsel, that the failure to take such action would result in a breach of its fiduciary duties, as such duties would exist in the absence of this Section 9.2, to the shareholders of Target under applicable Law, (D) (1) at least two (2) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, Target gives Buyer written notice of the identity of such Person or Group and of Target's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) Target has previously received or receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Target furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Target to Buyer). In addition to the foregoing, Target shall provide Buyer with at least two (2) business days' prior written notice of a meeting of the Board of Directors of Target at which meeting the Board of Directors of Target is reasonably expected to resolve to recommend a Superior Proposal to its shareholders and together with such notice a copy of the most recently proposed documentation relating to such Superior Proposal; provided further that Target hereby agrees to provide to Buyer any revised documentation and any definitive documentation promptly.

     (b) In addition to the obligations of Target set forth in Section 9.2(a), as promptly as practicable, and in any event within one (1) business day after any of the executive officers of Target become aware thereof, Target shall advise Buyer of any request received by Target for nonpublic information which Target reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Target shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

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

     (c) Target and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal (other than with respect to the potential sale of the facility in Winder, Georgia and the Jupiter plant in Costa Rica) and will use their respective reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 9.2, by any Affiliate or Representative of any Target Entity shall be deemed to be a breach of this Section 9.2 by Target.

     (d) Nothing contained in this Agreement shall prevent a Party or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

9.3      Consents of Regulatory Authorities.

         The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Offer and the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated hereby. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

9.4      Filings with State Offices.

         Upon the terms and subject to the conditions of this Agreement, Target shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

9.5      Agreement as to Efforts to Consummate.

         Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in ANNEX I and the conditions referred to in ARTICLE

10.; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Without limiting the generality of the foregoing, Buyer shall take all action necessary to cause Sub to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

9.6      Investigation and Confidentiality.

     (a) Prior to the Effective Time, Target shall keep Buyer advised of all material developments relevant to its business and to consummation of the Merger and shall permit Buyer to make or cause to be made such investigation of the business and properties of Target and its Subsidiaries and of their respective financial and legal conditions as Buyer reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Target shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Target to preserve the confidentiality of the information relating to the Target Entities provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

9.7      Press Releases.

         Prior to the Effective Time, Target and Buyer shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

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

9.8      State Takeover Laws.

         Each Target Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

9.9      Charter Provisions.

         Each Target Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Target Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Target Entity that may be directly or indirectly acquired or controlled by them.

9.10     Indemnification.

     (a) The Surviving Corporation shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of each of the Target Entities (each, an "Indemnified Party") against all Liabilities arising in whole or in part out of actions or omissions arising in whole or in part out of the Indemnified Party's service or services as directors, officers, employees or agents of Target, any other Target Entity or, at any Target Entity's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by Target's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party.

     (b) The Surviving Corporation shall use its reasonable efforts (and Target shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Target's existing directors' and officers' liability insurance policy (provided that Buyer or the Surviving Corporation may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Target given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither Buyer nor the Surviving Corporation shall be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Target's directors and officers, 150% of the annual premium payments on Target's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the

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
amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

     (c) Any Indemnified Party wishing to claim  indemnification under paragraph
(a) of this Section 9.10, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Surviving Corporation thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (d) The provisions of this Section 9.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

     (e) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Incorporation and Bylaws of the Target, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of Target or any of the Subsidiaries, unless such modification shall be required by the laws of the State of Georgia.

9.11     Delivery of Target Disclosure Memorandum.

         On or before the fifth (5th) business day after the date of this Agreement, Target shall deliver to Buyer and Sub a complete Target Disclosure Memorandum.

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
         ARTICLE 10. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

10.1     Conditions to Obligations of Each Party.

         The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions, and only the following conditions, unless waived by both Parties pursuant to Section 12.6:

     (a) Shareholder Approval. The shareholders of Target shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the AMEX.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely affect the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the Merger.

     (d) Purchase of Shares in Offer. Sub shall have purchased shares of Target Common Stock pursuant to the Offer; provided, however, that neither Buyer nor Sub shall be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, Sub fails to purchase any Target Common Stock validly tendered and not withdrawn pursuant to the Offer.

                            ARTICLE 11. TERMINATION

11.1     Termination.

         Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated and the Merger and the other transactions contemplated hereby abandoned at any time prior to the Effective Time:

(a)      By mutual written agreement of Buyer and Target; or

     (b) Prior to the acceptance for payment pursuant to the Offer of a number of shares of Target Common Stock that satisfies the Minimum Condition, by either Party in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

     (c) Prior to the acceptance for payment pursuant to the Offer of a number of shares of Target Common Stock that satisfies the Minimum Condition, by either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party in the event (i) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the Offer shall have become final and nonappealable, or (ii) the shareholders of Target fail to vote their approval of this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Offer shall not have been consummated by November 1, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 11.1(e); provided, that the passage of the period referred to in this Section 11.1(e) shall be tolled for any part thereof during which any Party to this Agreement shall be subject to a nonfinal order or other action restraining, enjoining or otherwise prohibiting the purchase of shares of Target Common Stock pursuant to the Offer or the consummation of the Merger or the calling or holding of the Target Shareholders Meetings; or

     (f) By Buyer on or before the thirtieth (30th) day after the date of this Agreement in the event that Buyer has not been satisfied in its reasonable discretion, exercised in good faith, with the results of its due diligence review of information concerning the Target and its business; or

     (g) By Buyer if, at any time after the date hereof and prior to the purchase of any shares of Target Common Stock pursuant to the Offer, (i) the Board of Directors of Target shall have failed to reaffirm, upon Buyer's request, its approval of the Offer or the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Target shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Offer and the Merger or, within ten (10) business days after commencement of any tender or exchange offer (other than the Offer) for any shares of Target Common Stock, the Board of Directors of Target shall have failed to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders, or (iii) the Board of Directors of Target negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger, or (iv) any Person (other than a Buyer Entity) shall have acquired after the date hereof beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the outstanding shares of Target Common Stock in addition to any shares of Target Common Stock beneficially owned by such Person on the date hereof or any Person (other than a Buyer Entity) shall have acquired before, on or after the date hereof beneficial ownership (determined pursuant to

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

Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding shares of Target Common Stock; provided, however, that for purposes of this clause (iv) the creation of a Group (as defined in Section 13 of the Exchange
Act) shall not constitute acquiring beneficial ownership of shares after the date hereof; provided, further, that any such newly constituted Group shall not collectively beneficially own 25% or more of the outstanding shares of Target Common Stock; or

     (h) By Target, if prior to the adoption of this Agreement by the affirmative vote of the holders of the requisite number of the outstanding shares of Target Common Stock entitled to vote thereon at the Shareholders' Meeting, the Board of Directors of Target has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to Buyer in order to approve and permit Target to accept a Superior Proposal: and
(y) determined, after consideration of the advice of outside legal counsel to Target, that the failure to take such action as set forth in the preceding clause (x) would result in breach of the Board of Directors' fiduciary duties under applicable Law, if such Board of Directors could otherwise unilaterally terminate this Agreement; provided, however, that (A) at least two (2) business days prior to any such termination, Target shall, and shall cause its advisors to, negotiate with Buyer to make such adjustments in the terms and conditions of this Agreement as would enable Target to proceed with the transactions contemplated herein on such adjusted terms, and (B) Target shall have tendered to Buyer payment in full of the amount specified in Section 12.2(b) concurrently with delivery of notice of termination pursuant to this Section 11.1(h); or

     (i) By either Party, if as a result of the failure of any of the conditions set forth in ANNEX I to this Agreement, the Offer shall have terminated and expired in accordance with its terms and in accordance with Section 1.1(a) without Sub having purchased any shares of Target Common Stock pursuant to the Offer.

11.2     Effect of Termination.

         In the event of the termination and abandonment of this Agreement pursuant to Section 11.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 11.2, Sections 6.21 and 9.6(b) and Article 12, and, if termination is after the acceptance for payment pursuant to the Offer of a number of shares of Target Common Stock that satisfies the Minimum Condition, Section 9.10, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

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

11.3     Non-Survival of Representations and Covenants.

         The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 11.3 and Articles 1, 2, 3, 4, 5 and 12 and Section 9.10 shall survive the Effective Time.

                           ARTICLE 12. MISCELLANEOUS

12.1     Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "AMEX" shall mean the American Stock Exchange.

                  "Acquisition   Proposal"  shall  mean  any  proposal  (whether
         communicated to Target or publicly announced to Target's shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction involving Target or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute ten percent (10%) or more of the consolidated assets of Target as reflected on Target's consolidated statement of condition prepared in accordance with GAAP.

                  "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Target by any Person or "Group" (other than Buyer or any of its Affiliates) of five percent (5%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or "Group" (other than Buyer or any of its Affiliates) beneficially owning five percent (5%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the shareholders of Target immediately preceding such transaction hold less than ninety-five percent (95%) of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of five percent (5%) or more of the assets of Target (other than the facility in Winder, Georgia and the Jupiter Plant in Costa
         Rica); or (iii) any liquidation or dissolution of Target.

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by Target and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 2.1.

                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Buyer Entities" shall mean, collectively, Buyer and all Buyer Subsidiaries.

                  "Buyer Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Buyer Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, or (b) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior informed written Consent of Target in contemplation of the transactions contemplated hereby.

                  "Buyer Subsidiaries" shall mean the Subsidiaries of Buyer, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Confidentiality   Agreements"   shall   mean   that   certain
         Confidentiality Agreement, dated March 16, 2001, between Kurt Salmon Associates Capitol Advisors, on behalf of Target, and Buyer.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order or Permit.

                  "Employee Benefit Plan" shall mean each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or
         (v) arrived at through collective bargaining or otherwise.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and
         Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "Equity   Rights"   shall   mean  all   arrangements,   calls,
         commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any entity which together with a Target Entity would be treated as a single employer under Code Section 414.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exhibit A" shall mean the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "GBCC" shall mean the Georgia Business Corporation Code.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
         Improvements Act of 1976, as amended to date.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

                  "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, or any senior, executive or other vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable inquiry.

                  "Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "Litigation" shall mean any legal action, arbitration, cause of action, lawsuit, legal claim, legal complaint, criminal prosecution, governmental examination or investigation, audit (other than regular audits of financial statements by outside auditors), hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                  "Material" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean any of Target, Sub or Buyer, and "Parties" shall mean Target, Sub and Buyer.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "Person" shall mean a natural person or any legal,  commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Proxy Statement" shall mean the proxy statement used by Target to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the SEC, the AMEX, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "DOJ") and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent engaged by a Person.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Shareholders'   Meetings"  shall  mean  the  meeting  of  the
         shareholders of Target to be held pursuant to Section 9.1, including any adjournment or adjournments thereof.

                  "Sub Common Stock" shall mean the $0.01 par value common stock of Sub.

                  "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "Superior Proposal" means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of the entire equity interest in, or all or substantially all of the assets and liabilities of, the Target Entities and (ii) with respect to which the Board of Directors of Target (x) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (y) determines in its good faith judgment (based on, among other things, the advice of Target Financial Advisor or any other financial advisor of nationally recognized reputation) to be more favorable to Target's shareholders than the Offer and the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Target, after obtaining the advice of Target Financial Advisor or any other financial advisor of nationally recognized reputation, the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal).

                  "Surviving Corporation" shall mean Target as the surviving corporation resulting from the Merger.

                  "Target Common Stock" shall mean the $0.01 par value common stock of Target.

                  "Target Disclosure Memorandum" shall mean the written information entitled "Duck Head Apparel Company, Inc. Disclosure Memorandum" delivered within 10 days after the date of this Agreement to Buyer and Sub describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "Target Entities" shall mean, collectively, Target and all Target Subsidiaries.

                  "Target Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Target as of March 31, 2001, and as of July 1, 2000 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended March 31, 2001, and for each of the three fiscal years ended June 27, 1998, July 3, 1999 and July 1, 2000 as filed by Target in SEC Documents, and (ii) the consolidated balance sheets of Target (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2001.

                  "Target Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Target and its Subsidiaries, taken as a whole, or (ii) the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, or (c) actions and omissions of Target (or any of its Subsidiaries) taken with the prior informed written Consent of Buyer in contemplation of the transactions contemplated hereby.

                  "Target Rights" shall mean the Equity Rights issued pursuant to the Target Rights Agreement.

                  "Target Rights Agreement" shall mean that certain Shareholder Rights Agreement, dated January 27, 2000, between Target and First Union National Bank, as Rights Agent, as amended by that certain Amendment No. 1 dated November 29, 2000, between Target and First Union National Bank, as Rights Agent.

                  "Target Stock Plan" shall mean each existing stock option or incentive stock award plan of Target designated as follows: Duck Head Apparel Company, Inc. 2000 Stock Option Plan and Duck Head Apparel Company, Inc. Incentive Stock Award Plan.

                  "Target Subsidiaries" shall mean the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 6.4 and any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

                  "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "Taxing  Authority"  shall mean any Regulatory  Authority with
         responsibility  for  the  assessment,   collection  or  enforcement  of
         obligations with respect to Taxes.

                  "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     (b) The terms set forth below shall have the meanings ascribed thereto on the referenced pages:


Term                                             Page

Acquisition Agreement..............................31
Agreement...........................................1
Buyer...............................................1
Cash Payment........................................7
Certificates........................................8
Closing.............................................6
Continuing Directors................................4
Effective Time......................................6
Exchange Agent......................................8
Expiration Time.....................................1
GBCC................................................3
IIPI...............................................25
June 2 Balance Sheet...............................12
Maximum Amount.....................................36
Merger..............................................5
Minimum Condition...................................2
Offer...............................................2
Offer Documents.....................................3
Offer Price.........................................2
Option Settlement Payment...........................8
Schedule 14D-9......................................4
Selling Shareholders................................1
Sub.................................................1
Subsequent Determination...........................31
Takeover Laws......................................24
Target..............................................1
Target Benefit Plans...............................19
Target Contracts...................................22
Target ERISA Plan..................................19
Target Financial Advisor............................3
Target Options......................................7
Target Pension Plan................................19
Target SEC Reports.................................12
Target Shareholder Approval........................30
Tender and Option Agreement.........................1
Termination Fee....................................49

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

12.2     Expenses.

     (a) Except as otherwise provided in this Section 12.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     (b) Notwithstanding the provisions of Section 12.2(a), if:

          (i) Either  Target or Buyer  terminates  this  Agreement  pursuant  to
     ARTICLE 11. , and (x) the Minimum Condition has not been satisfied and, prior to such termination, there has been publicly announced and not withdrawn another Acquisition Proposal or (y) Target has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement or Buyer terminates this Agreement pursuant to Section 11.1(c), and within twelve (12) months of such termination Target shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to the five percent (5%) and ninety-five percent (95%) amounts in the definition of Acquisition Transaction to fifty percent (50%)); or

          (ii) Buyer shall terminate this Agreement pursuant to 11.1(g); or

          (iii) Target shall terminate this Agreement pursuant to Section 11.1(h); or

          (iv) Any of the conditions in clauses  (iii)(A),  (iii)(C),  (iii)(D),
     (iii)(F), (iii)(G), (iii)(I) and (iii)(J) of ANNEX I shall not have been fulfilled or satisfied, Buyer shall terminate this Agreement pursuant to
     Section 11.1(i) and within twelve (12) months of such termination Target shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated ( but changing, in the case of (A) and (B), the references to the five percent (5%) and ninety-five percent (95%) amounts in the definition of Acquisition Transaction to fifty percent (50%));

     then Target shall pay to Buyer an amount equal to three percent (3%) of the Aggregate Purchase Price plus an amount equal to all of Buyer's and Sub's reasonable costs and expenses related to this Agreement, the Offer and the Merger; provided that such costs and expenses shall not exceed $1,000,000 (the "Termination Fee"). Target hereby waives any right to set-off or counterclaim against such amount. The costs and expenses referred to in this paragraph shall include, but not be limited to, fees and expenses of Buyer's and Sub's attorneys, financial advisors, accountants, dealer/manager, information agent, depositary, escrow agent and printer as well as its regulatory filing fees, advertisement costs, mailing costs, and travel and other out-of-pocket costs and expenses. If the Termination Fee shall be payable pursuant to subsections (b)(i) or (b)(iv) of this Section 12.2, the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (b)(ii) of this Section 12.2, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of an Acquisition Agreement with respect to such Acquisition Transaction or (ii) two (2) business days after the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(iii) of this Section 12.2, the Termination Fee shall be paid in same-day funds at or prior to the termination of this Agreement. For purposes hereof, "Aggregate Purchase Price" means the total consideration that would have been paid by Buyer or Sub in the Offer and the Merger to the equity holders of Target (other than Buyer and Sub in the Merger), including its shareholders and holders of Equity Rights under the Target Stock Plans, had the Offer been consummated.

     (c) Notwithstanding the provisions of Section 12.2(a), if Buyer shall terminate this Agreement pursuant to Section 11.1(f), within two (2) business days of such termination, Target shall pay to Buyer an amount equal to all of Buyer's and Sub's reasonable costs and expenses; provided that such costs and expenses shall not exceed $1,000,000. The costs and expenses are those discussed in the last paragraph of subsection (b) above.

     (d) The Parties  acknowledge  that the  agreements  contained in paragraphs
(b), (c) and (d) of this Section 12.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Target fails to pay promptly any fee payable by it pursuant to this Section 12.2, then Target shall pay to Buyer, its reasonable costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of First Union National Bank from the date such payment was due under this Agreement until the date of payment

     (e) Nothing contained in this Section 12.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by Target of the terms of this Agreement or otherwise limit the rights of Buyer.

12.3     Brokers and Finders.

         Except for Target Financial Advisor (and, as to the potential sale of the facility in Winder, Georgia, CB Richard Ellis, Inc.) as to Target and except for A2 Partners, LLC as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Target or by Buyer, each of Target and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

12.4     Entire Agreement.

         Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 9.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 9.10.

12.5     Amendments.

         To the extent permitted by Law, and subject to Section 1.3, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Target Common Stock.

12.6     Waivers.

     (a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

     (b) Subject to Section 1.3, prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer or Sub, to waive or extend the time for the compliance or fulfillment by Buyer or Sub of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

12.7     Assignment.

         Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided that Buyer shall, without the obligation to obtain the prior written consent of Target, be entitled to assign this Agreement or all or any of its rights or obligations hereunder (i) to any one or more Affiliates of Buyer, and (ii) to any lender to Buyer or Sub as collateral security, but no assignment by Buyer under this Section 12.7 shall relieve Buyer of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

12.8     Notices.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Target:              Duck Head Apparel Company, Inc.
                          1020 Barrow Industrial Parkway
                          Winder, Georgia 30680
                          Facsimile Number: (770) 307-1800

                          Attention:  William V. Roberti & K. Scott Grassmyer

     Copy to Counsel:    Wyche, Burgess, Freeman & Parham, P.A.
                         44 East Camperdown Way (22901)
                         P.O. Box 728
                         Greenville, South Carolina  29602-0728
                         Facsimile Number: (864) 235-8900

                         Attention: Eric B. Amstutz

     Buyer or Sub:       Tropical Sportswear Int'l Corporation
                         4902 West Waters Avenue
                         Tampa, Florida 33634-1302
                         Facsimile Number: (813) 371-4708

                         Attention: Gregory L. Williams

     Copy to Counsel:    Alston & Bird LLP
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424
                         Facsimile Number: (404) 881-4777

                         Attention: Stephen A. Opler

12.9     Governing Law.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia. The Parties all expressly agree and acknowledge that the State of Georgia has a reasonable relationship to the Parties and/or this Agreement. As to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia or the Middle District of Florida, to the extent jurisdiction is so available. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in either such court, (b) any claim that any suit, action or proceeding brought in either such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

12.10    Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.11    Captions; Articles and Sections.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

12.12    Interpretations.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

12.13    Enforcement of Agreement.

         The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically, subject to
Section 12.9, the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.14    Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ATTEST:                               TROPICAL SPORTSWEAR INT'L CORPORATION


____________________________          By: _____________________________________
Title: _____________________              Title: ______________________________

[CORPORATE SEAL]

ATTEST:                               HB ACQUISITION CORP.


_____________________________         By: _____________________________________
Title: ______________________             Title: ______________________________

[CORPORATE SEAL]

ATTEST:                               DUCK HEAD APPAREL COMPANY, INC.


_____________________________         By: _____________________________________
Title: ______________________             Title: ______________________________

[CORPORATE SEAL]

                                   ANNEX I

         Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Target Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Target Common Stock tendered pursuant to the Offer, and may postpone the acceptance for payment of or, subject to the restriction referred to above, the payment for, any shares of Target Common Stock tendered pursuant to the Offer, and may amend or terminate the Offer (subject to the provisions of Section 1.1 of this Agreement) as to any shares of Target Common Stock not then paid for if: (i) the Minimum Condition has not been satisfied;
(ii) any waiting period under the HSR Act or other antitrust or competition Laws applicable to the purchase of shares of Target Common Stock pursuant to the Offer shall not have expired or been terminated; or (iii) at any time on or after the date of this Agreement and prior to the scheduled time of acceptance for payment for shares of Target Common Stock or the payment therefor (the "Expiration Time"), any of the following conditions exists:

         (A)      At the Expiration Time,

         (x) there shall have been any action taken by any Regulatory Authority, or any Law or Order proposed, sought, promulgated, enacted, entered, enforced, issued, amended or deemed to be applicable to Buyer, any of its Subsidiaries or Affiliates, the Offer or the Merger (other than the application of the waiting period provisions of the HSR Act or other antitrust or competition laws applicable to the Offer or the Merger) by any Regulatory Authority that would or is reasonably likely, directly or indirectly, to (I) make the acceptance for payment of, or payment for or purchase of, all or a substantial number of the shares of Target Common Stock pursuant to the Offer illegal, or otherwise restrict in a manner adverse to Buyer or prohibit the making of the Offer or the consummation of the Offer or the Merger, (II) result in a delay in, or restrict the ability of Sub, or render Sub unable, to accept for payment, pay for or purchase all or a substantial number of the shares of Target Common Stock pursuant to the Offer or to effect the Merger, (III) impose limitations on the ability of Buyer or any of its Subsidiaries or Affiliates to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, all or a substantial number of the shares of Target Common Stock, including the right to vote the shares of Target Common Stock purchased by it pursuant to the Offer on an equal basis with all other shares of Target Common Stock on all matters properly presented to the shareholders of Target, (IV) require the divestiture by Buyer or any of its Subsidiaries or Affiliates of any shares of Target Common Stock, or require Buyer or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any portion of their respective businesses, assets or properties or impose any material limitations on the ability of any of such Persons to conduct their respective businesses or own such assets or shares of Target Common Stock, or on the ability of Buyer or its Subsidiaries or Affiliates to conduct the business of Target and its Subsidiaries and own the Assets of Target and its Subsidiaries, in each case taken as a whole, or (V) impose any limitations on the ability of Buyer or any of its Subsidiaries or Affiliates effectively to control the business or operations of Target or Buyer or any of their respective Subsidiaries or Affiliates;

         (y) there shall have been instituted or pending any Litigation challenging the making of the Offer or the acquisition by Sub of shares of Target Common Stock pursuant to the Offer or the consummation of the Merger, or seeking, directly or indirectly, any of the consequences referred to in clause
(I) through (V) in subclause (x) above that, in the reasonable judgment of Buyer, has a reasonable probability of success; or

         (z) there shall have been threatened any action, proceeding or counterclaim by any Regulatory Authority, challenging the making of the Offer or the acquisition by Sub of the shares of Target Common Stock pursuant to the Offer or the consummation of the Merger, or seeking, directly or indirectly, any of the consequences referred to in clauses (I) through (V) in subclause (x) above that, in the reasonable judgment of Buyer, has a reasonable probability of success; or

         (B) This Agreement shall have been terminated in accordance with its terms; or

         (C) At the Expiration Time, (x) the representations and warranties of Target set forth in Section 6.3 shall not be true and correct (except for inaccuracies which are de minimus in amount); (y) the representations and warranties set forth in Sections 6.3, 6.19, 6.20 and 6.21 shall not be true and correct in all materials respects; or (z) there shall exist inaccuracies in the representations and warranties of Target set forth in this Agreement (including the representations and warranties contained in Sections 6.3, 6.19, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Target Material Adverse Effect; provided that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications. For purposes of this subsection (C), the accuracy of the representations and warranties of Target set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Expiration Time with the same effect as though all such representations and warranties had been made on and as of the Expiration Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date); or

         (D) Target shall have failed to perform or to comply in any material respect with any agreement or covenant of Target to be performed or complied with by it under this Agreement and the breach or failure shall not have been cured prior to the Expiration Time or is incapable of being cured prior to the Expiration Time; or

         (E) The Board of Directors of Target or any committee thereof (I) shall have withdrawn, or modified or changed in a manner adverse to Buyer or Sub (including by amendment of the Schedule 14D-9) its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Offer or the Merger, (II) shall have recommended, endorsed or approved an Acquisition Proposal, or (III) shall have adopted any resolution to effect any of the foregoing.

         (F) Any Consent of, filings and registrations with, and notifications to, any Regulatory Authority required for consummation of the Merger shall not have been obtained or made and shall not be in full force and effect and all waiting periods required by Law shall not have expired. Any Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of

Assets) which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely affect the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

         (G) Any Party shall not have obtained all Consents required for consummation of the Merger (other than those referred to in Section 10.1(a) or 10.1(b)) or for the preventing of any Default under any material Contract or Permit of such Party, other than Target's Loan and Security Agreement with Congress Financial Corporation (Southern).

         (H) Target shall not have delivered to Buyer (i) a certificate, dated as of the date of acceptance for payment for shares of Target Common Stock and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in this Annex I have been satisfied, and (ii) certified copies of resolutions duly adopted by Target's Board of Directors evidencing the taking of all corporate action (other than shareholder approval) necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

         (I) Target shall not have delivered to Buyer (a) a certification from Target, dated no more than thirty (30) days prior to the date of acceptance for payment for shares of Target Common Stock and signed by a responsible corporate officer of Target, that Target is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Internal Revenue Code Section 897(c)(2), and (b) proof reasonably satisfactory to Buyer that Target has provided notice of such certification to the IRS in accordance with the provisions of Treasury regulations Section 1.897-2(h)(2).

         (J) Target shall have Stockholders' Equity of less than $21,000,000 at the date of acceptance for payment for shares of Target Common Stock, except for reductions to such Stockholder's Equity due to any of the Liabilities as, and in the amounts, set forth on ANNEX II.

         (K) William V. Roberti shall not have entered into an employment agreement with Buyer or another Buyer Entity or the Surviving Corporation on terms and conditions reasonably satisfactory to Buyer, which terms shall include, without limitation, the termination without any payment of that certain Severance Protection Agreement made as of November 3, 2000 by and between Target and Mr. Roberti.


         The foregoing conditions are for the sole benefit of Buyer and Sub and may, subject to the terms of this Agreement, be waived by Buyer or Sub in whole or in part, at any time and from time to time, in the sole discretion of Buyer or Sub. The failure by Buyer or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.